UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2006

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2006, the Compensation Committee (the "Committee") of the Board of Directors of IXYS Corporation (the "Company") specified objectives to use in determining the amount of the cash bonus payable to Dr. Nathan Zommer, the Chief Executive Officer of the Company, and to Uzi Sasson, the Chief Financial Officer of the Company, in respect of the fiscal year ending March 31, 2007 ("fiscal 2007"). The Committee also established weights for sets of the objectives, to indicate their relative importance.

The Committee had previously adopted potential bonus levels for fiscal 2007 for Dr. Zommer and Mr. Sasson on May 12, 2006.

In setting objectives and weights, the Committee approved the following language:

"The bonus levels and objectives, along with the weights accorded sets of the objectives, represent guidelines for the Committee to use in evaluating the bonus to be paid to an executive officer and for the executive officer to use in understanding the goals of the Compensation Committee for his performance. As guidelines, the bonus levels, objectives and weights are not determinative in and of themselves of the amount of the bonus. The amount of the bonus will be determined by the Committee in light of its evaluation of the executive officer’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the bonus. Thus, the amount of the bonus to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year."

The objectives for Dr. Zommer are described below:

1. A quantitative target for net revenues for fiscal 2007;

2. A quantitative target for gross margin for fiscal 2007;

3. A quantitative target for the book-to-bill ratio;

4. A qualitative assessment on work to strengthen R&D staffing and enhance R&D output;

5. A qualitative assessment of succession and staffing planning for key managers and staff;

6. A qualitative assessment of a three year business model for the development of the Company; and

7. A qualitative assessment of overall performance.

The objectives for Mr. Sasson are described below:

1. A quantitative target for gross margin for fiscal 2007;

2. A qualitative assessment on work to consolidate and integrate operations to improve efficiency and reduce costs;

3. A qualitative assessment of succession and staffing planning for key finance staff;

4. A qualitative assessment of the implementation of consolidation software;

5. A qualitative assessment on whether there is a successful completion of the fiscal 2007 internal controls assessment;

6. A qualitative assessment of budgetary process enhancement; and

7. A qualitative assessment of overall performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

October 17, 2006	By:	Nathan Zommer

Name: Nathan Zommer
Title: President